Exhibit 16

February 27, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Magyar Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on February 27, 2023 and we agree with such statements concerning our firm.

/s/ RSM US LLP